As filed with the Securities and Exchange Commission on October 21, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bionano Genomics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3826 (Primary Standard Industrial Classification Code Number)	26-1756290 (I.R.S. Employer Identification No.)

9540 Towne Centre Drive, Suite 100
San Diego, CA 92121
(858) 888-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Erik Holmlin, Ph.D.
President and Chief Executive Officer
Bionano Genomics, Inc.
9540 Towne Centre Drive, Suite 100
San Diego, CA 92121
(858) 888-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq. James C. Pennington, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	R. Erik Holmlin, Ph.D. President and Chief Executive Officer Bionano Genomics, Inc. 9540 Towne Centre Drive, Suite 100 San Diego, California 92121 (858) 888-7600	Ivan K. Blumenthal, Esq. Cliff M. Silverman, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, NY 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-233828)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(4)	Amount of Registration Fee(1)
Common Stock, par value $0.0001 per share(2)(3)	$3,001,050
Pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof(2)(3)	$3,001,050
Warrants to purchase Common Stock and shares of Common Stock issuable upon exercise thereof(2)	$3,001,050
Total	$6,002,100	$780

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions.
(3)	The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the common stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $3,001,050.
(4)	The securities being registered pursuant to this Registration Statement are in addition to the $15,005,250 of common stock, $15,005,250 of pre-funded warrants to purchase shares of common stock and common stock issuable upon exercise thereof and $15,005,250 warrants to purchase common stock and shares of common stock issuable upon exercise thereof, registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-233828).

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.0001 per share (“Common Stock”) of Bionano Genomics, Inc. (the “Registrant”) (or pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of the Registrant’s Common Stock in lieu thereof) and common warrants to purchase shares of the Registrant’s Common Stock (the “Common Warrants”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-233828) (the “Prior Registration Statement”), which the Commission declared effective on October 21, 2019, and is being filed solely for the purpose of increasing the aggregate offering price of (i) the Common Stock to be offered in the public offering by $3,001,050, (ii) the Pre-Funded Warrants to be offered in lieu of Common Stock in the public offering by $3,001,050 and (iii) the Common Warrants to be offered in the public offering by $3,001,050. The additional Common Stock or Pre-Funded Warrants and Common Warrants that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley LLP.

23.1	Consent of Deloitte & Touche LLP, an Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1
Power of Attorney (included on the signature page of the Registration Statement on Form S-1, as amended (File No. 333-233828), filed with the Securities and Exchange Commission on September 18, 2019 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on the 21st day of October, 2019.

BIONANO GENOMICS, INC.

By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ R. Erik Holmlin, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	October 21. 2019
R. Erik Holmlin, Ph.D.

/s/ Mike Ward	Chief Financial Officer (Principal Financial and Accounting Officer)	October 21. 2019
Mike Ward

/s/ David L. Barker, Ph.D.*	Director	October 21. 2019
David L. Barker, Ph.D.

/s/ Albert A. Luderer, Ph.D.*	Director	October 21. 2019
Albert A. Luderer, Ph.D.

/s/ Junfeng Wang*	Director	October 21. 2019
Junfeng Wang

/s/ Christopher Twomey*	Director	October 21. 2019
Christopher Twomey

/s/ Kristina Vuori, M.D., Ph.D.*	Director	October 21. 2019
Kristiina Vuori, M.D., Ph.D.

/s/ Quan Zhou*	Director	October 21. 2019
Quan Zhou
*	Pursuant to Power of Attorney
By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
Attorney-in-Fact